Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

MidSouth Bancorp, Inc. Reports Fourth Quarter 2011 Results

•	Reported EPS of $.09 per diluted share; operating EPS of $0.17 per diluted share
•	Significant items impacting 4th quarter results: merger related charges of $0.08 per share
•	First Louisiana and Tyler acquisitions closed and systems conversions complete
•	Total assets stand at $1.4 billion after completion of acquisitions
•	Nonperforming assets down 32% YOY and down 8% from linked-quarter

LAFAYETTE, LA., January 31, 2012/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) today reported net earnings available to common shareholders of $879,000 for the fourth quarter of 2011, compared to net earnings available to common shareholders of $1.6 million reported for the fourth quarter of 2010 and $296,000 in net earnings available to common shareholders for the third quarter of 2011.  Diluted earnings for the fourth quarter of 2011 were $0.09 per common share, down from the $0.16 per common share for the fourth quarter of 2010 and up from the $.03 per common share reported for the third quarter of 2011.

C.R. “Rusty” Cloutier, President and Chief Executive Officer, commenting on fourth quarter results, remarked “In December, we completed the acquisition and systems conversion of the Beacon Federal branch in Tyler, Texas (“Tyler”) and First Louisiana National Bank in Breaux Bridge, Louisiana (“FLNB”).  As a result, the fourth quarter included $0.08 per share of merger related expenses.  Excluding these non-operating expenses, we had strong operating earnings per share in the quarter of $0.17 versus $0.14 in the third quarter.  We are very excited to expand our market presence in Texas and Louisiana and look forward to the positive impact of these acquisitions on our franchise and to future earnings.”

Dividends paid on the Series B Preferred Stock totaled $400,000 for the fourth quarter of 2011 based on a dividend rate of 5%.  In August 2011, the Company issued $32.0 million in Series B Preferred Stock to the Treasury in connection with the Small Business Lending Fund (“SBLF”).  The dividend rate on the Series B Preferred Stock going forward will be between 1% and 5% based on our level of qualified small business loans.  Linked-quarter net earnings available to common shareholders were impacted by the repayment of $20.0 million in Series A Preferred Stock issued to the Treasury under the Capital Purchase Plan (“CPP”) with funds from the U.S. Treasury that were authorized by Congress under the Small Business Jobs Act of 2010.  Repayment of the Series A Preferred Stock under the CPP resulted in accelerated accretion of discount on the preferred stock of approximately $444,000 in the third quarter of 2011, or approximately $0.05 per share.

For the year ended December 31, 2011, net income available to common shareholders totaled $2.7 million compared to $4.6 million for the year ended December 31, 2010.  Operating earnings per share were $0.48 for 2011, compared to $0.47 for 2010.

Balance Sheet

Total consolidated assets at December 31, 2011 were $1.4 billion, compared to $1.0 billion at December 31, 2010.  Deposits totaled $1.2 billion at year-end 2011, compared to $800.8 million at year-end 2010.  Total loans were $746.3 million at December 31, 2011 compared to $580.8 million at December 31, 2010.

The Company’s subsidiary, MidSouth Bank, N.A. (“the Bank”) completed the acquisition of $48.0 million in loans and $104.0 million in deposits from FLNB on December 1, 2011.  A second acquisition closed on December 2, 2011 and included the purchase of $22.2 million in loans and the assumption of $79.8 million in deposits with the Tyler branch.  The Bank also completed the acquisition of five Jefferson Bank branches in the Dallas-Fort Worth market from First Bank and Trust Company of Lubbock, Texas on July 29, 2011.  The Bank acquired $68.9 million in performing loans, including $59.8 million of Jefferson Bank loans and $9.1 million of participation loans from First Bank and Trust.  Jefferson Bank deposits assumed with the purchase totaled $164.3 million.

MidSouth’s leverage capital ratio was 11.14% at December 31, 2011 compared to 14.00% at December 31, 2010.  Tier 1 risk-based capital and total risk-based capital ratios were 16.10% and 16.97% at December 31, 2011, compared to 21.11% and 22.36% at December 31, 2010, respectively.  The Tier 1 common equity leverage ratio at December 31, 2011 was 7.61% and tangible book value was $9.34 per common share for the same period.  Tangible common equity totaled $97.7 million at December 31, 2011, compared to $107.9 million at December 31, 2010.  Tangible common equity declined as a result of goodwill and intangibles added with the three acquisitions closed in the second half of 2011.

Asset Quality

Nonperforming assets declined 32.3% in year-over-year comparison and 7.6% in linked-quarter comparison as the Company continued to successfully work problem assets off the balance sheet.  Total nonperforming assets were reduced from $20.9 million at December 31, 2010 to $14.2 million at December 31, 2011, a $6.7 million reduction that included the charge-off of $2.8 million in specific reserves related to two commercial credits in the first quarter of 2011.  The two credits were transferred into Other Real Estate (“ORE”) during the second and third quarters of 2011.  Additionally, a $1.6 million credit was sold in the first quarter of 2011 and a $2.7 million national participation credit was sold in the third quarter of 2011 to further reduce nonperforming assets.

Allowance coverage for nonperforming loans increased to 112.63% at December 31, 2011, compared to 44.81% at December 31, 2010, due to a $13.2 million reduction in nonperforming loans.  The ALL/total loans ratio decreased to 0.97% for the year ended December 31, 2011, compared to 1.52% at December 31, 2010, primarily due to the $139.1 million in loans added through the three acquisitions completed in the third and fourth quarters of 2011.  The $139.1 million in acquired loans had the impact of reducing the December 31, 2011 ALL/total loans ratio by approximately 23 basis points as compared to the June 30, 2011 ALL/total loans ratio prior to the acquisitions.  The ratio of net charge-offs to total loans was 0.73% for year-end 2011 compared to 0.72% for year-end 2010.

Loans past due 90 days or more and still accruing totaled $231,000 at December 31, 2011, an increase of $165,000 from December 31, 2010.  Total nonperforming assets to total loans plus ORE and other assets repossessed were 1.88% at December 31, 2011, compared to 3.59% at December 31, 2010.  Loans classified as troubled debt restructurings totaled $456,000 at December 31, 2011.  Classified assets, including ORE, decreased $5.1 million, or 16.1% during the fourth quarter of 2011, from $31.8 million at September 30, 2011 to $26.7 million at December 31, 2011.  The decrease in classified assets resulted primarily from the payout of two commercial loans totaling $3.2 million and a credit quality upgrade on a $1.8 million commercial loan.

Mr. Cloutier, commenting on MidSouth’s asset quality, remarked, “We are pleased with the progress we made reducing classified assets during 2011.  The fourth quarter payout of two loans and a credit quality upgrade on a third loan contributed to a 30% reduction in classified assets year-over-year.  Earlier in the year, two of the three largest non-performing assets going into 2011 were liquidated and the third is in ORE producing positive cash flow from net rental income on a monthly basis.”

Earnings

Fourth Quarter 2011 vs. Fourth Quarter 2010 Earnings Comparison

Fourth quarter 2011 net earnings before dividends on preferred stock totaled $1.3 million compared to $1.9 million for the fourth quarter of 2010.  Net earnings decreased as a $2.6 million increase in net interest income and a $95,000 decrease in the provision for loan losses were offset by a $3.4 million increase in non-interest expense and a $36,000 decline in non-interest income.  Of the $2.6 million increase in net interest income, a total of $1.4 million was earned from the branches acquired in the third and fourth quarters.  The $1.4 million included the impact of purchase accounting adjustments and excluded interest income on excess funds available for investment as a result of the acquisitions.  Interest income on investments and other interest-bearing accounts increased $753,000 in quarterly comparison and included interest earned on excess cash invested from the acquisitions.  A $333,000 decrease in service charges on deposit accounts, primarily as a result of fewer insufficient funds (“NSF”) transactions processed, was mostly offset by a $134,000 increase in ATM/debit card income and by $174,000 in other non-interest income recorded on ORE.  Non-interest expense increased $3.4 million in prior year quarterly comparison and included $1.3 million in merger and conversion expenses related to the acquisitions.  Operating expenses recorded for the acquired branches during the fourth quarter 2011 totaled $1.1 million, including amortization costs of core deposit intangibles resulting from the acquisitions.  Other increases in non-interest expenses (exclusive of merger, conversion, and acquired operating costs) included $306,000 in salaries and benefits costs, $291,000 in data processing expenses, $208,000 in marketing costs, and $172,000 in legal and professional fees.

Fourth Quarter 2011 vs. Third Quarter 2011 Earnings Comparison

In linked-quarter comparison, net earnings before dividends on preferred stock increased $179,000 as a $1.4 million increase in net interest income offset a $125,000 increase in provision for loan loss and a $1.0 million increase in non-interest expenses.  Increases in noninterest expenses (including merger, conversion, and acquired operating costs) consisted primarily of approximately $705,000 in data processing expense and $287,000 in marketing costs.  Linked-quarter decreases in legal and professional fees ($265,000) and expenses on ORE ($270,000) offset minimal increases in several other non-interest expense categories.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings before dividends on preferred stock decreased $1.3 million primarily as a result of a $5.5 million increase in non-interest expense and a $1.8 million reduction in non-interest income which offset a $4.5 million improvement in net interest income and a $1.1 million decrease in provision for loan loss.  The $1.8 million decrease in non-interest income was driven by a $2.7 million reduction in NSF fee income due to a lower volume of NSF transactions processed.  Regulatory changes governing our ability to collect NSF fees implemented in the second half of 2010, combined with proactive steps taken during the first quarter of 2011 in response to guidance issued by the FDIC, have significantly lowered our NSF fee income.  Additional regulatory changes regarding electronic transactions could further reduce our non-interest income earned in future periods.  Other increases in non-interest expense (exclusive of merger, conversion, and acquired operating costs) included primarily $749,000 in salary and benefits costs, $713,000 in expenses on ORE and repossessed assets, and $309,000 in marketing costs.  The increased non-interest expenses were partially offset by a $423,000 reduction in internet banking processing costs.

Net Interest Income Analysis

Fully taxable-equivalent (“FTE”) net interest income totaled $13.4 million and $10.9 million for the quarters ended December 31, 2011 and 2010, respectively.  The FTE net interest income increased $2.5 million in prior year comparison primarily due to a $234.9 million increase in the volume of average earning assets as a result of the three acquisitions.  The average volume of loans increased $115.6 million in quarterly comparison and the average yield on loans fell 19 basis points, from 6.88% to 6.69%.  Discount accretion on acquired loans added 16 basis points to the average yield on loans for the fourth quarter of 2011.  Net of the impact of discount accretion, average loan yields declined 35 basis points in prior year quarterly comparison to 6.53%.  Loan yields have declined primarily due to lower repricing rates as a result of a competitive environment and lower market interest rates.

The average volume of investment securities increased $130.1 million in quarterly comparison as a portion of excess cash flow from the acquisition was placed primarily in agency mortgage-backed securities.  The average tax equivalent yield on investment securities decreased 39 basis points, from 3.39% to 3.00% primarily due to lower reinvestment rates.  The average volume of overnight interest bearing deposits earning 0.26% decreased $16.7 million due to the purchase of investment securities.  The average yield on all earning assets decreased 28 basis points in prior year quarterly comparison, from 5.40% for the fourth quarter of 2010 to 5.12% for the fourth quarter of 2011.   Net of the impact of discount accretion, the average yield on total earning assets declined 39 basis points, from 5.40% to 5.01% for the three month periods ended December 31, 2010 and 2011, respectively.

Interest expense decreased due to a 30 basis point reduction in the average rate paid on interest bearing liabilities, from 0.98% at December 31, 2010 to 0.68% at December 31, 2011.  The average volume of interest-bearing deposits increased $214.0 million in prior year quarterly comparison primarily due to deposits assumed with the three acquisitions.  Net of premium amortization on acquired certificates of deposit, the average rate paid on interest bearing liabilities was 0.83% for the fourth quarter of 2011 compared to 0.98% for the fourth quarter of 2010.  The average rate paid on interest bearing liabilities has decreased as offering rates on interest bearing deposits and repurchase agreements with bank customers have been adjusted closer to market rates over the past 12 months.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 10 basis points, from 4.70% for the fourth quarter of 2010 to 4.60% for the fourth quarter of 2011.  Net of a 21 basis point effect of purchase accounting adjustments on loans and deposits, the FTE margin decreased 31 basis points, from 4.70% for the fourth quarter of 2010 to 4.39% for the fourth quarter of 2011.

In year-to-date comparison, FTE net interest income increased $4.2 million primarily due to a $2.6 million increase in interest income and a $1.6 million reduction in interest expense.  Interest income on average earning assets increased $2.6 million in year-to-date comparison, as a $121.4 million increase in the average volume of earning assets offset a 41 basis point reduction in the average yield on earning assets, from 5.55% at December 31, 2010 to 5.14% at December 31, 2011.  Net of a 5 basis point effect of discount accretion on acquired loans, the average yield on earning assets was 5.10% at December 31, 2011.

Interest expense decreased in year-over-year comparison primarily due to a 35 basis point reduction in the average rate paid on interest-bearing liabilities, from 1.13% at December 31, 2010 to 0.78% at December 31, 2011, driven by a decrease in the average rate paid on interest-bearing deposits and repurchase agreements.  Net of a 7 basis point effect of premium amortization on acquired certificates of deposit, the average rate paid on interest-bearing liabilities was 0.85% at December 31, 2011 The FTE net interest margin declined 14 basis points, from 4.72% for the year ended December 31, 2010 to 4.58% for the year ended December 31, 2011.  Net of purchase accounting adjustments, the FTE net interest margin declined 24 basis points, from 4.72% to 4.48% for the year ended December 31, 2010 and 2011, respectively.

In linked-quarter comparison, FTE net interest income increased $1.4 million, primarily due to a $113.5 million increase in the average volume of earning assets as a result of the Tyler and FLNB branch acquisitions.  Average loan volume increased $61.0 million and the average yield on loans, net of discount accretion on acquired loans, decreased 7 basis points from 6.60% at September 30, 2011 to 6.53% at December 31, 2011.  The average volume of interest bearing liabilities increased $105.7 million in linked-quarter comparison, and the average rate paid decreased 4 basis points, net of premium amortization on acquired certificates of deposit, from 0.87% at September 30, 2011 to 0.83% at December 31, 2011.  Accordingly, the FTE margin decreased 5 basis points, net of purchase accounting adjustments, from 4.44% for the third quarter of 2011 to 4.39% for the fourth quarter of 2011.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.4 billion as of December 31, 2011. Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas.  MidSouth Bank has 40 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 43,000 surcharge-free ATMs.  Additional corporate information is available at www.midsouthbank.com.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding future results, improvements in classified and criticized assets, changes in the local and national economy, the work-out of nonaccrual loans, the competition for other potential acquisitions, the impacts from the integration of operations from completed acquisitions and the impact of regulatory changes regarding electronic transactions.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 16, 2011 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	December 31,		%	September 30,	%
EARNINGS DATA	2011	2010	Change	2011	Change
Total interest income	$14,564	$12,136	20.0%	$13,120	11.0%
Total interest expense	1,489	1,630	-8.7%	1,462	1.8%
Net interest income	13,075	10,506	24.5%	11,658	12.2%
FTE net interest income	13,401	10,899	23.0%	11,992	11.7%
Provision for loan losses	775	870	-10.9%	650	19.2%
Non-interest income	3,420	3,456	-1.0%	3,398	0.6%
Non-interest expense	14,169	10,798	31.2%	13,175	7.5%
Earnings before income taxes	1,551	2,294	-32.4%	1,231	26.0%
Income tax expense	272	438	-37.9%	131	107.6%
Net earnings	1,279	1,856	-31.1%	1,100	16.3%
Dividends on preferred stock	400	300	33.3%	804	-50.2%
Net earnings available to common shareholders	$879	$1,556	-43.5%	$296	197.0%

PER COMMON SHARE DATA
Basic earnings per share	$0.09	$0.16	-43.8%	$0.03	200.0%
Diluted earnings per share	0.09	0.16	-43.8%	0.03	200.0%
Quarterly dividends per share	0.07	0.07	0.0%	0.07	0.0%
Book value at end of period	12.41	12.05	3.0%	12.47	-0.5%
Tangible book value at period end	9.34	11.09	-15.8%	10.45	-10.6%
Market price at end of period	13.01	15.36	-15.3%	10.75	21.0%
Shares outstanding at period end	10,465,506	9,730,266	7.6%	9,730,265	7.6%
Weighted average shares outstanding
Basic	9,976,057	9,712,600	2.7%	9,726,024	2.57%
Diluted	9,988,472	9,727,588	2.7%	9,740,275	2.55%

AVERAGE BALANCE SHEET DATA
Total assets	$1,273,272	$1,004,098	26.8%	$1,148,516	10.9%
Loans and leases	703,590	588,004	19.7%	642,601	9.5%
Total deposits	1,035,792	789,784	31.1%	927,551	11.7%
Total common equity	123,912	118,301	4.7%	120,216	3.1%
Total tangible common equity	104,257	108,906	-4.3%	103,991	0.3%
Total equity	155,912	137,687	13.2%	144,757	7.7%

SELECTED RATIOS	12/31/2011	12/31/2010		9/30/2011
Annualized return on average assets	0.27%	0.61%	-55.7%	0.10%	170.0%
Annualized return on average tangible common equity	3.34%	5.67%	-41.1%	1.13%	195.6%
Average loans to average deposits	67.93%	74.45%	-8.8%	69.28%	-2.0%
Taxable-equivalent net interest margin	4.60%	4.70%	-2.1%	4.57%	0.7%
Leverage capital ratio	11.14%	14.00%	-20.4%	12.54%	-11.2%

CREDIT QUALITY
Allowance for loan losses (ALL) as a % of total loans	0.97%	1.52%	-35.9%	1.09%	-10.6%
Nonperforming assets to tangible equity + ALL	10.33%	15.37%	-32.8%	10.86%	-4.9%
Nonperforming assets to total loans, other real estate
and other repossessed assets	1.88%	3.59%	-47.7%	2.25%	-16.6%
Annualized YTD net charge-offs to total loans	0.73%	0.72%	1.6%	0.92%	-20.5%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	December 31,	December 31,	%	September 30,	June 30,
	2011	2010	Change	2011	2011
Assets
Cash and cash equivalents	$83,303	$91,907	-9.4%	$97,802	$74,239
Securities available-for-sale	367,241	263,809	39.2%	325,736	322,272
Securities held-to-maturity	100,472	1,588	6227.0%	43,736	340
Total investment securities	467,713	265,397	76.2%	369,472	322,612
Time deposits held in banks	710	5,164	-86.3%	-	-
Other investments	5,637	5,062	11.4%	5,057	5,060
Total loans	746,305	580,812	28.5%	673,426	587,412
Allowance for loan losses	(7,276)	(8,813)	-17.4%	(7,329)	(7,313)
Loans, net	739,029	571,999	29.2%	666,097	580,099
Premises and equipment	44,598	36,592	21.9%	40,752	37,178
Goodwill and other intangibles	32,106	9,386	242.1%	19,708	9,345
Other assets	23,660	16,832	40.6%	23,063	20,572
Total assets	$1,396,756	$1,002,339	39.3%	$1,221,951	$1,049,105

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$254,755	$199,460	27.7%	$222,937	$217,706
Interest-bearing deposits	910,051	601,312	51.3%	766,073	608,190
Total deposits	1,164,806	800,772	45.5%	989,010	825,896
Securities sold under agreements to
repurchase and other short term
borrowings	46,078	43,826	5.1%	55,078	45,963
Junior subordinated debentures	15,465	15,465	0.0%	15,465	15,465
Other liabilities	8,570	5,623	52.4%	9,031	22,651
Total liabilities	1,234,919	865,686	42.7%	1,068,584	909,975
Total shareholders' equity	161,837	136,653	18.4%	153,367	139,130
Total liabilities and shareholders' equity	$1,396,756	$1,002,339	39.3%	$1,221,951	$1,049,105

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Year Ended
EARNINGS STATEMENT	December 31,		%	December 31,		%
	2011	2010	Change	2011	2010	Change

Interest income	$14,564	$12,136	20.0%	$51,007	$48,124	6.0%
Interest expense	1,489	1,630	-8.7%	5,802	7,395	-21.5%
Net interest income	13,075	10,506	24.5%	45,205	40,729	11.0%
Provision for loan losses	775	870	-10.9%	3,925	5,020	-21.8%
Service charges on deposit accounts	1,855	2,188	-15.2%	6,921	9,673	-28.5%
Other charges and fees	1,565	1,268	23.4%	6,140	5,184	18.4%
Total non-interest income	3,420	3,456	-1.0%	13,061	14,857	-12.1%
Salaries and employee benefits	5,783	5,046	14.6%	21,763	20,352	6.9%
Occupancy expense	2,563	2,018	27.0%	9,281	8,727	6.3%
FDIC premiums	210	345	-39.1%	921	1,331	-30.8%
Other non-interest expense	5,613	3,389	65.6%	17,339	13,408	29.3%
Total non-interest expense	14,169	10,798	31.2%	49,304	43,818	12.5%
Earnings before income taxes	1,551	2,294	-32.4%	5,037	6,748	-25.4%
Income tax expense	272	438	-37.9%	564	968	-41.7%
Net earnings	1,279	1,856	-31.1%	4,473	5,780	-22.6%
Dividends on preferred stock	400	300	33.3%	1,802	1,198	50.4%
Net earnings available to common shareholders	$879	$1,556	-43.5%	$2,671	$4,582	-41.7%

Earnings per common share, diluted	$0.09	$0.16	-43.8%	$0.27	$0.47	-42.6%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Fourth	Third	Second	First	Fourth
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2011	2011	2011	2011	2010
Interest income	$14,564	$13,120	$11,935	$11,388	$12,136
Interest expense	1,489	1,462	1,404	1,447	1,630
Net interest income	13,075	11,658	10,531	9,941	10,506
Provision for loan losses	775	650	900	1,600	870
Net interest income after provision for loan loss	12,300	11,008	9,631	8,341	9,636
Total non-interest income	3,420	3,398	3,213	3,030	3,456
Total non-interest expense	14,169	13,175	11,233	10,727	10,798
Earnings before income taxes	1,551	1,231	1,611	644	2,294
Income tax benefit (expense)	(272)	(131)	(258)	97	(438)
Net earnings	1,279	1,100	1,353	741	1,856
Dividends on preferred stock	400	804	299	299	300
Net earnings available to common shareholders	$879	$296	$1,054	$442	$1,556

Earnings per common share, diluted	$0.09	$0.03	$0.10	$0.05	$0.16

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	December 31,	December 31,	%	September 30,	June 30,
	2011	2010	Change	2011	2011

Commercial, financial, and agricultural	$223,283	$177,598	25.7%	$212,232	$194,136
Lease financing receivable	4,276	4,748	-9.9%	4,472	4,660
Real estate - construction	52,712	54,164	-2.7%	60,055	46,608
Real estate - commercial	280,798	208,764	34.5%	262,984	213,007
Real estate - residential	113,582	72,460	56.8%	78,188	71,589
Installment loans to individuals	69,980	62,272	12.4%	54,779	56,768
Other	1,674	806	107.7%	716	644

Total loans	$746,305	$580,812	28.5%	$673,426	$587,412

COMPOSITION OF DEPOSITS	December 31,	December 31,	%	September 30,	June 30,
	2011	2010	Change	2011	2011

Noninterest bearing	$254,755	$199,460	27.7%	$222,937	$217,706
NOW & Other	235,168	179,541	31.0%	207,096	184,072
Money Market/Savings	350,342	304,061	15.2%	313,768	309,138
Time Deposits of less than $100,000	140,428	58,587	139.7%	101,436	55,912
Time Deposits of $100,000 or more	184,113	59,123	211.4%	143,773	59,068

Total deposits	$1,164,806	$800,772	45.5%	$989,010	$825,896

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	December 31,	December 31,	%	September 30,	June 30,
	2011	2010	Change	2011	2011

Nonaccrual loans	$6,229	$19,603	-68.2%	$7,939	$10,456
Loans past due 90 days and over	231	66	250.0%	87	69
Total nonperforming loans	6,460	19,669	-67.2%	8,026	10,525
Other real estate owned	7,369	1,206	511.0%	7,278	5,677
Other repossessed assets	326	36	805.6%	9	23
Total nonperforming assets	$14,155	$20,911	-32.3%	$15,313	$16,225

Troubled debt restructurings	$456	$653	-30.2%	$461	$463

Nonperforming assets to total assets	1.01%	2.09%	-51.7%	1.25%	1.55%
Nonperforming assets to total loans +
ORE + other repossessed assets	1.88%	3.59%	-47.6%	2.25%	2.74%
ALL to nonperforming loans	112.63%	44.81%	151.4%	91.32%	69.48%
ALL to total loans	0.97%	1.52%	-36.2%	1.09%	1.24%

Year-to-date charge-offs	$5,772	$4,456	29.5%	$4,890	$4,208
Year-to-date recoveries	310	254	22.0%	256	208
Year-to-date net charge-offs	$5,462	$4,202	30.0%	$4,634	$4,000
Annualized YTD net charge-offs to total loans	0.73%	0.72%	1.6%	0.92%	1.37%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	December 31, 2011			December 31, 2010

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$304,741	$1,825	2.40%	$156,994	$883	2.25%
Tax-exempt securities	88,605	1,122	5.07%	106,292	1,351	5.08%
Total investment securities	393,346	2,947	3.00%	263,286	2,234	3.39%
Federal funds sold	11,933	6	0.20%	6,227	3	0.19%
Time and interest bearing deposits in
other banks	40,742	27	0.26%	57,396	60	0.41%
Other investments	5,250	38	2.90%	5,063	35	2.77%
Loans	703,590	11,872	6.69%	588,004	10,197	6.88%
Total interest earning assets	1,154,861	14,890	5.12%	919,976	12,529	5.40%
Non-interest earning assets	118,411			84,122
Total assets	$1,273,272			$1,004,098

Interest-bearing liabilities:
Deposits	$801,743	$1,038	0.51%	$587,781	$1,152	0.78%
Repurchase agreements	56,849	206	1.44%	53,863	235	1.73%
Junior subordinated debentures	15,465	245	6.20%	15,465	243	6.15%
Total interest-bearing liabilities	874,057	1,489	0.68%	657,109	1,630	0.98%
Non-interest bearing liabilities	243,303			209,302
Shareholders' equity	155,912			137,687
Total liabilities and shareholders'
equity	$1,273,272			$1,004,098

Net interest income (TE) and spread		$13,401	4.44%		$10,899	4.42%

Net interest margin			4.60%			4.70%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Year Ended			Year Ended
	December 31, 2011			December 31, 2010

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$226,819	$5,362	2.36%	$153,545	$3,699	2.41%
Tax-exempt securities	93,796	4,786	5.10%	109,020	5,598	5.13%
Total investment securities	320,615	10,148	3.17%	262,565	9,297	3.54%
Federal funds sold	6,567	14	0.21%	3,328	7	0.21%
Time and interest bearing deposits in
other banks	61,292	196	0.32%	41,999	274	0.64%
Other investments	5,107	155	3.04%	5,007	148	2.96%
Loans	624,889	41,887	6.70%	584,190	40,029	6.85%
Total interest earning assets	1,018,470	52,400	5.14%	897,089	49,755	5.55%
Non-interest earning assets	99,206			84,682
Total assets	$1,117,676			$981,771

Interest-bearing liabilities:
Deposits	$680,551	$4,024	0.59%	$589,168	$5,468	0.93%
Repurchase agreements	49,654	807	1.63%	49,054	948	1.93%
Federal funds purchased	-	-	-	243	2	0.81%
Other borrowings	-	-	-	682	3	0.44%
Junior subordinated debentures	15,465	971	6.19%	15,465	974	6.21%
Total interest-bearing liabilities	745,670	5,802	0.78%	654,612	7,395	1.13%
Non-interest bearing liabilities	228,036			190,876
Shareholders' equity	143,970			136,283
Total liabilities and shareholders'
equity	$1,117,676			$981,771

Net interest income (TE) and spread		$46,598	4.36%		$42,360	4.42%

Net interest margin			4.58%			4.72%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in thousands except per share data)

	For the Quarter Ended
	December 31,	December 31,	September 30,
Per Common Share Data	2011	2010	2011

Book value per common share	$12.41	$12.05	$12.47
Effect of intangible assets per share	3.07	0.96	2.02
Tangible book value per common share	$9.34	$11.09	$10.45

Earnings per share	$0.09	$0.16	$0.03
Effect of Merger-related costs, after-tax	0.08	-	0.06
Effect of accretion - repayment of TARP	-	-	0.05
Operating Earnings per share	$0.17	$0.16	$0.14

Average Balance Sheet Data

Total equity	$155,912	$137,687	$144,757
Preferred equity	32,000	19,386	24,541
Total common equity	$123,912	$118,301	$120,216
Intangible assets	19,655	9,395	16,225
Tangible common equity	$104,257	$108,906	$103,991

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.